Exhibit 10.5

MASTER PERFORMANCE UNIT AWARD AGREEMENT
TERMS AND CONDITIONS

This Master Performance Unit Award Agreement (this “Master Agreement” or “Agreement”) is entered into between you (the “Participant” named below) and Cree, Inc., a corporation formed under the laws of the State of North Carolina (the “Company”).

This Agreement states the terms and conditions that govern any performance units (“Performance Units”) that the Company may from time to time grant you giving you the right to receive shares (“Shares”) of the common stock of the Company (“Common Stock”), cash or a combination of both.  Grants of Performance Units will be made under the Company’s 2004 Long-Term Incentive Compensation Plan (the “Plan”).  The performance period, the performance criteria and the portion, if any, of the award to be settled in Shares of Common Stock applicable to each award of Performance Units will be stated in a Notice of Grant issued by the Company, which is incorporated in this Agreement by reference.  A Notice of Grant, together with the terms and conditions set forth in this Agreement and the Plan, constitute the entire agreement between you and the Company with respect to the Performance Units described in the Notice of Grant.

Unless otherwise specified in a Notice of Grant or agreed to in writing by you and the Company, this Master Agreement will apply to all Performance Units granted to you on and after the effective date stated below.  This Agreement is subject to and will be construed in accordance with the Plan.  As used in this Agreement, “Company” includes Cree, Inc. and any entity that is part of the “Company” as defined in the Plan.  Unless otherwise defined in this Agreement or the Notice of Grant, capitalized terms used in this Agreement and defined in the Plan will have the same meaning as defined in the Plan.

Please indicate that you have read and agree to the terms and conditions of this Agreement by signing below and returning the signed copy to the Company at its principal offices in Durham, North Carolina. By your signature below, you agree to be bound by the provisions of this Agreement and the Plan and Notices of Grant applicable to the Awards to which this Agreement applies.  Upon receipt of a signed copy of this Agreement at the Company's principal office, this Agreement will be effective as of the first date on or after August 16, 2010 on which the Company grants you an Award.

CREE, INC.	PARTICIPANT:

/s/ Charles M. Swoboda	/s/ John T. Kurtzweil
Charles M. Swoboda	John T. Kurtzweil
Chairman, President and Chief Executive Officer

Please sign and return this Agreement to Tamara Cappelson,
the Stock Plan Administrator in the Legal Department.

1.
Grants of Awards.  Subject to the terms and conditions contained in this Agreement, the applicable Notice of Grant and the Plan, the Company may, from time to time in its discretion, grant you Performance Units.

2.
Term of Performance Units.  Unless otherwise provided in the Notice of Grant, Performance Units will expire at the close of the Performance Period specified in the Notice of Grant, or, if earlier, upon your Termination of Service.

3.
Settlement of Performance Units.  To the extent Performance Units are settled in Shares, stock certificates evidencing the Shares shall be issued to you as soon as administratively practicable after the close of the Performance Period specified in the Notice of Grant, unless otherwise delayed pursuant to section 4 below.  Your Shares will be registered in your name (or evidenced by a book entry or similar account) unless you notify the Committee at least thirty (30) days prior to a vesting date that you desire to have your Shares registered jointly in the names of you and your spouse.  You will receive a cash distribution for the value of your Performance Units not settled in Shares.

4.	Responsibility for Taxes.

(a)
Regardless of any action the Company takes with respect to Tax-Related Items, you acknowledge that the ultimate liability for all Tax-Related Items legally due by you is and remains your responsibility and that the Company (1) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of Award grants, including the grant or settlement of any Awards, the subsequent sale of Shares acquired pursuant to Performance Units settled in Shares and the receipt of any dividends; and (2) does not commit to structure the terms of the grant or any aspect of an Award to reduce or eliminate your liability for Tax-Related Items.

(b)
Prior to the settlement in Shares of Performance Units awarded under this Agreement, you agree to pay or make adequate arrangements satisfactory to the Company to satisfy all withholding and payment obligations of the Company related to the settlement of the Performance Units in Shares.  If permissible under local law and at your election, the Company will satisfy this condition pursuant to the withholding of Shares consistent with the “Share Withholding” provisions under section 13.2 of the Plan.  The Company, in its discretion, may authorize alternative arrangements, including, if permissible under local law, the Company’s selling or arranging to sell Shares that you acquire under the Plan.  In any event, to the extent this condition is not otherwise satisfied, you authorize the Employer to withhold all applicable Tax-Related Items legally payable by you from your wages or other cash compensation paid to you by the Employer.

(c)
You agree to pay to the Company any amount of Tax-Related Items that the Company may be required to withhold as a result of your participation in the Plan that cannot be satisfied by the means previously described.

(d)
The Company may refuse to deliver Shares to you pursuant to the settlement of Performance Units under any Awards if you fail to comply with your obligations in connection with the Tax-Related Items as described in this section.

5.
Transfer of Performance Units.  A Performance Unit and any rights under any Performance Unit may not be assigned, pledged as collateral or otherwise transferred, except as permitted by the Plan, nor may they be subject to attachment, execution or other judicial process.  In the event of any attempt to assign, pledge or otherwise dispose of a Performance Unit or any rights under a Performance Unit, except as permitted by the Plan, or in the event of the levy of any attachment, execution or similar judicial process upon the rights or interests conferred by a Performance Unit, the Committee may in its discretion terminate a Performance Unit by notice to you.

6.
Rights Prior to Issuance of Shares.  You will have no rights as a shareholder with respect to any Shares, including, but not limited to, voting rights or rights to dividends or dividend equivalents, until such Shares have been duly issued by the Company or its transfer agent pursuant to the settlement of a Performance Unit.

7.	Definitions. The following definitions apply under this Agreement:

(a)
“Tax-Related Items” means any or all income tax, social insurance, payroll tax, payment on account or other tax-related withholding that may be applicable to Awards under this Agreement by law or regulation of any governmental authority, whether federal, state or local, domestic or foreign.

(b)
“Termination of Service” means the discontinuance of your relationship with an Employer as an employee of the Employer or as a non-employee member of the board of directors of any entity constituting the Employer.  Except as determined otherwise by the Committee, you will not be deemed to have incurred a Termination of Service if the capacity in which you provide services to the Employer changes (for example, you change from being a non-employee director to being an employee) or if you transfer among the various entities constituting the Employer, so long as there is no interruption in your provision of services to the Employer as an employee or non-employee member of the Board.  The Committee, in its discretion, will determine whether you have incurred a Termination of Service.  Except as may be provided in an agreement between you and the Company, you will not be deemed to have incurred a Termination of Service during a period for which you are on military leave, sick leave, or other leave of absence approved by the Employer.

8.
Provisions of the Plan.  The provisions of the Plan are incorporated by reference in this Agreement as if set out in full in this Agreement.  To the extent that any conflict may exist between any other provision of this Agreement and a provision of the Plan, the Plan provision will control.  All decisions of the Committee with respect to the interpretation, construction and application of the Plan or this Agreement shall be final, conclusive and binding upon you and the Company.

9.
Section 409A.  At all times, this Agreement and any related Notice(s) of Grant shall be interpreted and operated so that each Performance Unit shall either be exempt from or comply with the provisions of section 409A of the Internal Revenue Code of 1986, as amended (the "Code") and the treasury regulations relating thereto so as not to subject you to the payment of interest and/or any tax penalty that may be imposed under section 409A of the Code with respect to the Performance Unit.  In all cases, the provisions of this paragraph shall apply notwithstanding any contrary provision in this Agreement or any Notice of Grant.

10.
Data Privacy.  By signing this Agreement, you explicitly and unambiguously consent to the collection, use and transfer, in electronic or other form, of your personal data as described in this Agreement by and among, as applicable, the Employer, and the Company and its subsidiaries and affiliates for the exclusive purpose of implementing, administering and managing your participation in the Plan.

You understand that the Employer holds certain personal information about you, including, but not limited to, your name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all Awards or any other entitlement to Shares of stock awarded, canceled, exercised, vested, unvested or outstanding in your favor, for the purpose of implementing, administering and managing the Plan (“Data”).  You understand that Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in you country or elsewhere, and that the recipient’s country may have different data privacy laws and protections than your country.  You understand that you may request a list with the names and addresses of any potential recipients of the Data by contacting your local human resources representative.  You authorize the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing your participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom you may elect to deposit any Shares of stock acquired pursuant to this Agreement.  You understand that Data will be held only as long as is necessary to implement, administer and manage your participation in the Plan.  You understand that you may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents above, in any case without cost, by contacting in writing your local human resources representative.  You understand, however, that refusing or withdrawing your consent may affect your ability to participate in the

Plan. For more information on the consequences of your refusal to consent or withdrawal of consent, you understand that you may contact your local human resources representative.

11.
Electronic Delivery.  The Company may, in its sole discretion, decide to deliver any documents related to the Performance Units granted under this Agreement by electronic means or to request your consent to participate in the Plan by electronic means.  By signing this Agreement, you consent to receive such documents by electronic delivery and, if requested, to agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by Company.

12.	General.

(a)
Nothing in this Agreement will be construed as constituting a commitment, agreement or understanding of any kind that the Employer will continue your service relationship nor to limit or restrict either party’s right to terminate the service relationship.

(b)	This Agreement shall be binding upon and inure to the benefit of you and the Company and upon our respective heirs, executors, administrators, representatives, successors and permitted assigns.

(c)
Notices under this Agreement must be in writing and delivered either by hand or by certified or registered mail (return receipt requested and first-class postage prepaid), in the case of the Company, addressed to its principal executive offices to the attention of the Stock Plan Administrator, and, in your case, to your address as shown on the Employer’s records.

(d)	This Agreement is governed by and construed in accordance with the laws of the State of North Carolina, without reference under conflicts of laws principles.

(e)
No amendment or modification of this Agreement shall be valid unless the same is in writing and signed by you and by an authorized executive officer of Cree, Inc.  If any provision of this Agreement is held to be invalid or unenforceable, such determination shall not affect the other provisions of the Agreement and the Agreement shall be construed as if the invalid or unenforceable provision were omitted and a valid and enforceable provision, as nearly comparable as possible, substituted in its place.

(f)
This Agreement, the applicable Notice(s) of Grant and the Plan set forth all of the promises, agreements and understandings between you and Company relating to each Award evidenced by this Agreement.  This Agreement supersedes any and all prior agreements or understandings, whether oral or written, with respect to each Award evidenced by this Agreement unless otherwise specified in the Notice of Grant.

(g)
Shares issued upon settlement of Performance Units may be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange or trading system upon which the Common Stock is listed or traded, and any applicable federal or state laws, and the Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions.

(h)
You agree that each Performance Unit evidenced by this Agreement serves as additional, valuable consideration for your obligations, if any, undertaken in any existing agreement between you and the Employer regarding confidential information, noncompetition, nonsolicitation or similar covenants.

(i)
You acknowledge, represent and warrant to the Company, and agree with the Company, that, except for information provided in the Company’s filings with the Securities and Exchange Commission and in the Company’s current prospectus relating to the Plan: (i) you have not relied and will not rely upon the Committee, the Company, an Employer or any employee or agent of the Company or an Employer in determining whether to accept Performance Units, or in connection with any disposition of Shares obtained pursuant to settlement of Performance Units, or with respect to any tax consequences related to the grant of Performance Units or the disposition of Shares obtained pursuant to settlement of Performance Units; and

(ii) you will seek from your own professional advisors such investment, tax and other advice as you believe necessary.

(j)
You acknowledge that you may incur a substantial tax liability as a result of Performance Units.  You assume full responsibility for all such consequences and the filing of all tax returns and related elections you may be required or find desirable to file.  If you are required to make any valuation of Performance Units or Shares obtained pursuant to settlement of Performance Units under any federal, state or other applicable tax law, and if the valuation affects any tax return or election of the Company or the Employer or affects the Company’s financial statement reporting, you agree that the Company may determine the value and that you will observe any determination so made by the Company in all tax returns and elections filed by you.

13.
Severability.  The provisions of this Agreement are severable and if any one of more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.